
<ARTICLE> 5
<LEGEND>
This financial data schedule contains summary financial information extracted from the Company's year ended December 31, 1996 consolidated statement of income (see Annual Report page 59) and the consolidated
Balance Sheet (see Annual Report page 58). This information is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                         248,399
<SECURITIES>                                         0
<RECEIVABLES>                                  149,843
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               409,955
<PP&E>                                          70,337
<DEPRECIATION>                                  40,040
<TOTAL-ASSETS>                               1,430,653<F1>
<CURRENT-LIABILITIES>                          233,204
<BONDS>                                        607,486<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           692
<OTHER-SE>                                     551,552
<TOTAL-LIABILITY-AND-EQUITY>                 1,430,653
<SALES>                                              0
<TOTAL-REVENUES>                               883,267
<CGS>                                                0
<TOTAL-COSTS>                                  570,327
<OTHER-EXPENSES>                               101,935<F3>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              39,757
<INCOME-PRETAX>                                171,248
<INCOME-TAX>                                    73,426
<INCOME-CONTINUING>                             97,822
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    97,822
<EPS-PRIMARY>                                     1.35
<EPS-DILUTED>                                     1.33

<F1>Includes $941,490,000 of cost assigned to contracts acquired, net.
<F2>Includes $150,000,000 in senior notes payable and $457,486,000 in subordinated notes payable.
<F3>Represents amortization of cost assigned to contracts acquired for the year ended December 31, 1996.

